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                                                                   EXHIBIT 10(q)


  Prepared by the State Bar of Texas for use by lawyers only, Revised 3/1/82.
                                UNSECURED NOTE


Date: October 1, 1995

Maker: Clinicor, Inc.

Payee: Robert Sammis

Place for Payment (include county): Austin, Travis County, Texas

Principal Amount: $61,000.00

Annual Interest Rate on Unpaid Principal from Date of Funding:Eight Percent(8%)

Terms of Payment (principal and interest): Demand



Annual Interest Rate on Matured, Unpaid Amounts: Eight Percent (8%)



     Maker promises to pay to the order of Payee at the place for payment and according to the terms of payment the principal amount plus interest at the rates stated above. All unpaid amounts shall be due by the final scheduled payment date.

     On default in the payment of this note, it shall become immediately due at the election of Payee. Maker and each surety, endorser, and guarantor waive all demands for payment, presentations for payment, notices of intention to accelerate maturity, protests, and notices of protest.

     If this note is given to an attorney for collection, or if suit is brought for collection, or if it is collected through probate, bankruptcy, or other judicial proceeding, then Maker shall pay Payee reasonable attorney's fees in addition to other amounts due. Reasonable attorney's fees shall be 10% of all amounts due unless either party pleads otherwise.

     Nothing in this note shall authorize the collection of interest in excess of the highest rate allowed by law.

     Each Maker is responsible for the entire amount of this note.

     The terms Maker and Payee and other nouns and pronouns include the plural if more than one. The terms Maker and Payee also include their respective heirs, personal representatives, and assigns.


                                                    Clinicor, Inc.

                                                    /s/ Thomas O'Donnell
                                                    --------------------------

                                                    by: Thomas O'Donnell
                                                    President
                                                    --------------------------